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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  April 6, 1998




                         PROSOFT I-NET SOLUTIONS, INC.
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              (Exact Name of Registrant as Specified in Charter)



         Nevada                       000-21535               87-0448639
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(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                    Identification Number)



3001 Bee Caves Rd., Suite 220, Austin, Texas                         78746
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(Address of Principal Executive Offices)                           (Zip Code)


             Registrant's telephone number, including area code:
                                (512) 328-6140
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                                      N/A
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         (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On April 6, 1998, Ernst & Young LLP (the "Former Accountants"), informed the Audit Committee and the Chairman of the Board and Chief Executive Officer of Prosoft I-Net Solutions, Inc. (the "Company") that it had resigned as the Company's independent auditors.

         The Former Accountants' report on the consolidated financial statements of the Company as of and for the periods ended July 31, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         This decision to resign was made by the Former Accountants and was neither approved nor disapproved by the Company's Board of Directors or its Audit Committee.

         In connection with the audits of the two fiscal periods ended July 31, 1997 and through April 6, 1998, (i) there were no disagreements between the Company and the Former Accountants on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountants would have caused it to make reference thereto in its report and (ii) there were no reportable events as defined in paragraph 304(a)(1)(v) of Regulation S-K, except as discussed in the following paragraph.

         In connection with work performed by the Former Accountants in response to the Company's request that the Former Accountants sign a consent to the use of its audit report dated October 24, 1997 with respect to the Company's Form S-3 filing, the Former Accountants raised issues relating to the Company's revenue recognition in the first and second quarters of fiscal 1998. Specifically, the Former Accountants expressed concern regarding two contracts for the sale of courseware materials, one which was entered into in the first quarter of fiscal 1998, and the other which was entered into in the second quarter of fiscal 1998. Under the accrual method of accounting, the Company reported the entire amounts to be received under those contracts as revenue in the quarter in which the contract was entered into, based on the terms and conditions of such contracts. The Former Accountants raised concerns as to whether these contracts with the two customers represented currently recognizable revenue and income under generally accepted accounting principles. Of particular concern to the Former Accountants was the lack of information available to evaluate the creditworthiness of these customers. The Company sought to obtain such information from the two customers in satisfaction of the Former Accountants' requirements, but was not able to obtain adequate information prior to the resignation of the Former Accountants. The Former Accountants had discussed this issue with the Audit Committee of the Board of Directors as well as management of the Company prior to its resignation. The Company has authorized the Former Accountants to respond fully to the inquiries of any new independent accountants engaged by the Company concerning the subject matter of these issues.

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          Although the Company considered the accounting treatment of these transactions appropriate at the time it reported its results for each of the first two quarters, after further consideration of the Former Accountants' concerns, the Company has elected to recognize revenue on these contracts as cash payments are received rather than upon the customers entering into the contractual commitment, and intends to restate its first and second quarter results to reflect this change. The Audit Committee of the Board approved this restatement on April 8, 1998 and recommended the action to the Board. The Board accepted the Audit Committee's recommendation and approved the restatement on April 8. The change in revenue recognition practice will result in a reduction in revenue and corresponding increase in net loss of $1,450,000 and $1,800,000 in the quarters ended January 31, 1998 and October 31, 1997, respectively. The Company will file amended Reports on Form 10-Q/A for the first and second quarters of fiscal 1998 as soon as practicable.

          As of the date of this Report, the Company has not yet engaged new independent accountants as successor to the Former Accountants.


ITEM 5.   OTHER EVENTS

          On April 13, 1998, the Company issued a press release disclosing that Ernst & Young LLP had resigned as the Company's independent accountants and that the Company intended to restate certain financial information that was included in the Company's previously reported quarterly results for the first two fiscal quarters. The full text of that press release is attached as Exhibit 99.1.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)       Exhibits
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          16.1  Letter from Ernst & Young LLP

          99.1  Press release dated April 13, 1998


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                                 SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PROSOFT I-NET SOLUTIONS, INC.
                                    (Registrant)



Date:  April 13, 1998               By:  /s/ BROOKS A. CORBIN
                                         -----------------------------------
                                         Name:  Brooks A. Corbin
                                         Title: Chief Financial Officer


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                                 EXHIBIT INDEX


EXHIBIT NO.           NAME OF ITEM
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   16.1         Letter from Ernst & Young LLP

   99.1         Press release dated April 13, 1998



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